Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	2
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012	3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	4

GRAMERCY CAPITAL CORP.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012, reflects our financial position as if the disposal of Gramercy Finance described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements was completed on December 31, 2012. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2012 presents our results of operations as if the disposal of Gramercy Finance described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements was completed on January 1, 2012. These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in connection with our financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012.

The Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the disposal of Gramercy Finance and the resultant deconsolidation of the assets and liabilities of Gramercy Finance. These Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and our financial position and results of our operations may be significantly different than what is presented in these Unaudited Pro Forma Consolidated Financial Statements.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the Unaudited Pro Forma Consolidated Financial Statements have been included in the Unaudited Pro Forma Consolidated Financial Statements. These Unaudited Pro Forma Consolidated Financial Statements have been prepared in accordance with SEC regulations and are not intended to represent our financial position or results of operations that would have actually occurred had the disposal been completed on January 1, 2012; nor are they intended to project our results of operations as of any future date or for any future period.

Unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of the expected results of operations for any future period.  Differences will result if the transfers of any of the properties we expect to be transferred are not completed as planned.  Differences could also result from, among other matters, future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues.  Consequently, amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements related to these transactions are likely to be different than actual future results.

1

GRAMERCY CAPITAL CORP.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2012

(Dollars in thousands, except share and per share data)

		Pro-Forma Adjustments
	Historical (A)	Disposal of Gramercy Finance (B)		Pro-forma

Assets
Real estate investments, at cost:
Land	$1,800	$-		$1,800
Building and improvements	21,359	-		21,359
Less: accumulated depreciation	(50)	-		(50)
Total real estate investment directly owned	23,109	-		23,109

Cash and cash equivalents	105,402	6,627	(C)	112,029
Restricted cash	12	-		12
Loans and other lending investments, net	73	-		73
Collateralized debt obligation securities	-	7,705	(D)	7,705
Investment in joint ventures	72,742	-		72,742
Assets held-for-sale, net (includes consolidated VIEs of $1,913,353 and $0)	1,952,264	(1,952,264	)(E)	-
Tenant and other receivables, net	4,123	-		4,123
Acquired lease assets, net of accumulated amortization of $43 and $43	4,386	-		4,386
Deferred costs, net of accumulated amortization of $2,033 and $2,033	415	-		415
Other assets	6,310	18,239	(F)	24,549
Total assets	$2,168,836	$(1,919,693)		$249,143

Liabilities and Equity (Deficit):
Liabilities:
Accounts payable and accrued expenses	8,908	-		8,908
Dividends payable	30,438	-		30,438
Deferred revenue	33	-		33
Below market lease liabilities, net of accumulated amortization of $4 and $4	458	-		458
Liabilities related to assets held-for-sale (including consolidated VIEs of $2,374,516 and $0)	2,380,162	(2,380,162	)(G)	-
Other liabilities	665	-		665
Total liabilities	2,420,664	(2,380,162)		40,502

Commitments and contingencies	-	-		-

Equity (Deficit):
Common stock, Class A-1, par value $0.001, 100,000,000 shares authorized, 56,731,002 shares issued and outstanding at December 31, 2012.	57	-		57
Common stock, Class B-1, par value $0.001, 2,000,000 shares authorized, issued and outstanding at December 31, 2012.	2	-		2
Common stock, Class B-2, par value $0.001, 2,000,000 shares authorized, issued and outstanding at December 31, 2012.	2	-		2
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $115,000, 4,600,000 shares authorized, 3,525,822 shares issued and outstanding at December 31, 2012.	85,235	-		85,235
Additional paid-in-capital	1,102,227	-		1,102,227
Accumulated other comprehensive loss	(95,265)	95,265	(H)	-
(Accumulated deficit) retained earnings	(1,344,989)	365,246	(I)	(979,743)
Total Gramercy Capital Corp. stockholders' equity (deficit)	(252,731)	460,511		207,780
Non-controlling interest	903	(42	)(J)	861
Total equity (deficit)	(251,828)	460,469		208,641
Total liabilities and equity (deficit)	$2,168,836	$(1,919,693)		$249,143

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

2

GRAMERCY CAPITAL CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2012

(Amounts in thousands, except share and per share data)

			Pro-Forma Adjustments

	Historical (K)		Disposal of Gramercy Finance (L)		Pro Forma

Revenues:
Management fees	$34,667		$-		$34,667
Rental revenue	267		-		267
Investment income	600		-	(M)	600
Operating expense reimbursements	174		-		174
Other income	1,113		-		1,113
Total revenues	36,821		-		36,821

Expenses
Property operating expenses:
Property management expenses	21,380		-		21,380
Other property operating expenses	1,846		-		1,846
Total property operating expenses	23,226		-		23,226

Depreciation and amortization	256		-		256
Management, general and administrative	25,446		-		25,446
Total expenses	48,928		-		48,928

Loss from continuing operations before equity in loss from joint ventures and provision for taxes	(12,107)		-		(12,107)

Equity in net loss from joint ventures	(2,904)		-		(2,904)

Loss from continuing operations before provision for taxes and discontinued operations	(15,011)		-		(15,011)

Provision for taxes	(3,330)		-		(3,330)

Net loss from continuing operations	$(18,341)		$-		$(18,341)

Basic earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.49	)(N)			$(0.49	)(O)

Diluted earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.49	)(N)			$(0.49	)(O)

Basic weighted average common shares outstanding	51,976,462				51,976,462

Diluted weighted average common shares and common share equivalents oustanding	51,976,462				51,976,462

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

3

GRAMERCY CAPITAL CORP.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheets Adjustments as of December 31, 2012

(A)	Historical financial information derived from Gramercy Capital Corp.’s Annual Report on Form 10-K as of December 31, 2012.

(B)

Represents the effect of the disposal of Gramercy Finance and subsequent deconsolidation of the related assets and liabilities, which were previously classified as held-for-sale as of our Annual Report on Form 10-K as of December 31, 2012.

(C) (D) (E)

The $6,627 adjustment to cash and cash equivalents represents the net proceeds from the sale. The net proceeds represent the contract sale price of $9,900 less closing costs, legal and professional fees of $3,273.

The $7,705 adjustment to collateral debt obligation securities represents the Retained Interests which were previously eliminated in consolidation. The Retained Interests were valued based upon an internally developed discounted cash flow model which includes assumptions that require significant management judgment regarding the underlying collateral such as the net property operating income, capitalization rates, debt service coverage ratios and loan-to-value default thresholds, timing of workouts and recoveries, and loan loss severities.

Represents the assets of Gramercy Finance which were deconsolidated. These assets were previously classified as held-for-sale as of our Annual Report on Form 10-K as of December 31, 2012.

(F) (G) (H)

The $18,239 adjustment to other assets represents the recognition of the accrual for reimbursements of servicing advances that we paid on behalf of the CDOs prior to the disposal of Gramercy Finance. These fees will be recovered in accordance with the terms of the collateral management and sub-special servicing agreements, which were sold in connection with the disposal of Gramercy Finance.

Represents the liabilities of Gramercy Finance which were deconsolidated. These liabilities were previously classified as held-for-sale as of our Annual Report on Form 10-K as of December 31, 2012.

Represents previously unrealized gains on CMBS investments and unrealized gains and losses on derivative instruments held by Gramercy Finance as of December 31, 2012.

(I) (J)	Represents the gain on the disposal of Gramercy Finance which is recognized within discontinued operations. Represents a non-controlling interest in an asset held by Gramercy Finance.

4

GRAMERCY CAPITAL CORP.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments for the Year Ended December 31, 2012

(K)	Historical financial information derived from Gramercy Capital Corp.’s Annual Report on Form 10-K as of December 31, 2012.

(L)

Represents the effect of the disposal of Gramercy Finance and subsequent deconsolidation of the related assets and liabilities, which were previously classified as discontinued operations in our Annual Report on Form 10-K as of December 31, 2012.

(M)	During 2012, cash proceeds of $33,106 were transferred from our CDOs to the Company for our share of investment income on the Retained Interests. These proceeds were eliminated in consolidation in our Annual Report on Form 10-K as of December 31, 2012. In the fourth quarter of 2012, the Retained Interests did not receive any distributions because our CDOs had failed certain compliance tests. While the Retained Interests do offer the opportunity to recoup additional proceeds, we cannot make any assurances regarding when or if our CDOs may pass the compliance tests and what the amount and timing of these proceeds may be. As such, we believe that the omission of these fees from the Unaudited Pro Forma Condensed Consolidated Statement of Operations is more indicative of the results of operations for a future period.
(N)	Net loss from continuing operations in earnings per share calculations have been increased by $7,162 for accrued preferred stock dividends.

(O)	Net loss from continuing operations in earnings per share calculations have been increased by $7,162 for accrued preferred stock dividends.

5